SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


    Date of Report (Date of earliest event reported)   August 4, 1997
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                         COVEST BANCSHARES, INC.
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         (Exact name of registrant as specified in its charter)

    DELAWARE                     0-20160                  36-3820609
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(State or other                (Commission             (I.R.S. Employer
 jurisdiction                  File Number)          Identification No.)
of incorporation)


              749 Lee Street, Des Plaines, Illinois  60016
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          (Address of principal executive offices) (Zip Code)


   Registrant's telephone number, including area code  (847) 294-6500
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Item 5.    Other Events


On Monday, August 4, 1997, the Company issued a press release announcing that CoVest Banc had successfully completed the conversion process from a federally insured thrift organization to that of a national bank. The Office of the Comptroller of the Currency has authorized the Bank to commence business as a national bank association on August 1, 1997, as CoVest Banc, National Association.
The text of the press release is attached hereto as Exhibit 99.1.


Dated: August 4, 1997








                     SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 4, 1997  COVEST BANCSHARES, INC.



                        By: ______________________________
                        Name:   Larry G. Gillie
                        Title:  President &
                                Chief Executive Officer


                        By: ______________________________
                        Name:   Paul A. Larsen
                        Title:  Senior Vice President &
                                Chief Financial Officer


















Item 7     EXHIBIT 99.1

          COVEST BANC BECOMES A NATIONAL BANK

DES PLAINES, IL, August 4, 1997 - CoVest Bancshares, Inc.
(Nasdaq/COVB), the holding company of CoVest Banc, Des Plaines, Il, announced that CoVest Banc has successfully completed the conversion process from a federally insured thrift organization to that of a national bank.

The Office of the Comptroller of the Currency has authorized the Bank to commence business as a national bank association on August 1, 1997, as CoVest Banc, National Association.

Larry G. Gillie, President of CoVest Bancshares, Inc. stated, "We have completed several of our major corporate strategies for 1997 which included our name change at both the Corporate and Bank level on June 2, 1997 to CoVest Bancshares, Inc., and CoVest Banc and the conversion to a national bank charter. We believe the restructuring of our balance sheet and the aforementioned changes will allow us the flexibility and the opportunity to grow our business in the commercial and retail banking sections."

As of June 30, 1997, CoVest Bancshares, Inc. had consolidated assets of $536.4 million. The Bank operates three full-service offices, located in Arlington Heights, Des Plaines and Schaumburg.